Exhibit 99.4

Citigroup Inc.
CHF 250,000,000 3.000% Fixed Rate Senior Notes 2007-2019
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF").
3.	Aggregate Nominal Amount:	CHF 250,000,000
4.	Issue Price:	100.005%
5.	Specified Denominations:	CHF 5,000 per Note.
6.	Issue Date:	March 21, 2007.
7.	Maturity Date:	March 21, 2019.
8.	Interest Basis:	The Notes bear interest payable annually in arrears at a fixed rate from, and including, the Issue Date to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par.
10.	Status of the Notes:	Senior.
11.	Listing:	SWX Swiss Exchange.
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	3.000% per annum.
	(ii) Interest Payment Dates:	March 21 in each year from, and including, March 21, 2008 to, and including, the Maturity Date.
	(iii) Fixed Coupon Amount:	CHF 150.00 per Note of CHF 5,000 denomination.
	(iv) Day Count Fraction:	30/360.
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par.
14.	Early Redemption Amount of each Note:	Par; the provisions relating to redemption for tax reasons apply.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes. The Notes will be represented by a Permanent Global Note.
16.	Additional Financial Center relating to Payment Dates:	Zurich.
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable.

OPERATIONAL INFORMATION

18. ISIN Code:	CH0029365100
19. Common Code:	028821808
20. Swiss Security Number:	2’936’510